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NUWAVE TECHNOLOGIES, INC.
(A Development Stage Enterprise)
Statement of Stockholders' Equity

                                                                                                              Deficit
                            Series A                                                              Accumulated
                           Convertible                                Additional Deferred During the
                         Preferred Stock             Common Stock     Paid-in    Equity   Development
                        Shares       Amount     Shares    Amount      Capital    Costs  Stage   Total
Common shares issued
in connec-
tion with the
formation of the
company ...                                     2,060,000        $20,600                                            $  20,600

Common shares returned
and retired
without consideration ...                        (125,000)        (1,250)                                   1,250

Sale of Series A
Convertible Pre-
ferred Stock for
 cash of $1.50 per
share...           600,000           $  6,000                              894,000                                  900,000

Common shares issued
 with initial
bridge notes payable
 for cash of
$1.50 per share ...                               70,000            700         104,300                           105,000

Costs incurred in
connection with
equity financing ...                                                                $  (38,400)                38,400

Net loss for the
period from July
17, 1995 (inception)
 to December
31, 1995 ...                                                                                                   $ (910,591) (910,591)

Balance at
December 31, 1995 ...  600,000       6,000       2,005,000          20,050        999,550        (38,400)      (910,591)  76,609

Common shares
issued in connec-
tion with the
exchange of the
initial bridge notes
 for 14 bridge
units ...                                               70,000             700        139,300                            140,000

Common shares issued
with bridge
notes payable for
cash of $2.00
per share ..                                           330,000           3,300        656,700                            660,000

Costs incurred in
connection with
the private
placement offering
relating to the
equity financing ..                                                              (134,000)      $   13,400              (120,600)

Common shares
issued in connec-
tion with the initial
public offering
for cash of $5.00
per share (un-
audited) ...                                     2,300,000          23,000     11,477,000                                11,500,000

2,530,000 common
stock purchase
warrants issued in
connection with
the initial public
offering for cash
of $0.10 per warrant
(unaudited) ...                                                           253,000                                   253,000

220,000 common stock
purchase warrants
issued to the
underwriters in con-
nection with the
initial public offering
for cash of
$10.00 (unaudited) ...                                                                     10                                   10

Conversion of 600,000
preferred
shares into
600,000 common
shares in connection
with the
initial public
offering (unaudited) ...   (600,000)     (6,000)     600,000           6,000                                                     0

Costs incurred in
connection with
the initial public
offering (unau-
dited) ...                                                                           (2,164,582)      25,000           (2,139,582)

Common shares issued
in connection
with the exercise of
20,000 stock
options for cash of
$1.50 per
share (unaudited) ...                                               20,000             200         29,800                   30,000

Net loss for the nine
months ended
September 30, 1996
(unaudited) ...                                                                                            (3,151,404)  (3,151,404)

Balance at September
30, 1996 (un-
audited) ...                                         5,325,000       $  53,250   $ 11,256,778           $ (4,061,995)  $ 7,248,033

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The accompanying notes are an integral part of the condensed financial statements.

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                                              NUWAVE TECHNOLOGIES, INC.
                                         ( A Development Stage Enterprise)
                                              Statements of Cash Flows
                                    Increase (decrease) in cash and cash equivalents

                                                                                                                      Cumulative
                                                                                                                         from
                                                            July 17, 1995         Three              Nine           July 17, 1995
                                                             (inception)          Months            Months           (inception)
                                                                  to              Ended             Ended                to
                                                             September 30,     September 30,     September 30,      September 30,
                                                                 1995              1996              1996               1996
                                                              (unaudited)       (unaudited)       (unaudited)        (unaudited)
Cash Flows from operating activities:

Net loss                                                    $  (449,925)     $ (1,721,633)      $ (3,151,404)     $ (4,061,995)

Adjustments to reconcile net loss to net cash used in operating activities:

Extraordinary Loss                                                                848,160            848,160           848,160

Depreciation expense                                                                2,000              4,400             5,260

Amortization of unamortized debt discount                                          12,334            163,103           168,778

Amortization of deferred financing costs                                            6,329             89,062            89,062

Issuance of common stock for services rendered                   20,600                                                 20,600

Increase in prepaid expenses and other
current assets                                                  (23,666)         (179,118)          (167,640)         (189,331)

Increase (decrease) in accounts payable and
accrued liabilities                                              28,487          (441,370)           (75,091)           23,953

Increase in other assets                                         (5,268)                                                (4,000)

      Net cash used in operating activities                    (429,772)       (1,473,298)        (2,289,410)       (3,099,513)

Cash flows from investing activities:

Purchase of computers and equipment                              (4,470)          (38,161)           (52,099)          (60,696)

      Net cash used in investing activities                      (4,470)          (38,161)           (52,099)          (60,696)

Cash flows from financing activities:

Proceeds from sales of Series A Convertible
Preferred Stock                                                 900,000                                                900,000

Proceeds from issuance of initial bridge units                                                                         350,000

Proceeds from issuance of bridge units, net of
exchange of initial bridge notes and costs of the
Private Placement Offering ("PPO")                                                                 1,348,500         1,315,000

Proceeds from IPO, net of costs                                               10,243,472           9,613,428         9,588,428

Repayment of notes issued in connection with
initial bridge notes                                                          (2,000,000)         (2,000,000)       (2,000,000)

Issuance of common stock in connection with
exercise of stock options                                                         30,000              30,000            30,000

Net cash provided by financing activities                       900,000        8,273,472           8,991,928        10,183,428

Net increase in cash and cash equivalents                       465,758        6,762,013           6,650,419         7,023,219

Cash and cash equivalents at the beginning of the period                         261,206             372,800


Cash and cash equivalents at the end of the period          $   465,758     $  7,023,219         $ 7,023,219       $ 7,023,219

Supplemental disclosure of non cash investing and financing activities:

Deferred financing costs incurred in connection with the                                        $    140,000       $   140,000
exchange of the initial bridge notes for 14 bridge units

Deferred equity costs charged to additional paid in
capital in connection with the PPO                                                              $     13,400       $    13,400

Deferred financing costs charged to additional paid-in capital in
connection with the IPO                                                                         $     25,000       $    25,000

600,000 Series A Convertible Preferred Stock converted
into Common Stock                                                                               $      6,000             6,000

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